Exhibit 5.4

Consent of Oliver Peters

Reference is made to the Registration Statement on Form F-10 and the documents incorporated by reference therein (the “Registration Statement”) of Nouveau Monde Graphite Inc. (the “Company”) to be filed with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933.

In connection with the Annual Information Form (the “AIF”) of the Company for the fiscal year ended December 31, 2020, which included references to my name and to scientific and technical information related to properties and projects of the Company, the undersigned hereby consents to (i) the reference of the undersigned's name in the AIF and (ii) the use of information attributed to me in the AIF, being included in or incorporated by reference into the Registration Statement and any amendments and supplements thereto and into the prospectus included therein.

/s/ Oliver Peters
Oliver Peters, P. Eng, M. Sc., MBA, Principal Metallurgist & President Metpro Management Inc.
Dated: May 20, 2021